SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2007

I.D. SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15087	22-3270799
(State Or Other	(Commission	(IRS Employer
Jurisdiction Of	File Number)	Identification No.)
Incorporation)

One University Plaza, Hackensack, NJ		07601
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (201) 996-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On August 22, 2007 Wal-Mart Stores, Inc. (“Wal-mart”) executed orders with I.D. Systems, Inc. (the “Registrant”) for the Registrant’s Wireless Asset Net® industrial vehicle management system to be located at 13 additional Wal-Mart sites in the United States. The order brings the total number of Wal-Mart facilities utilizing the Wireless Asset Net to 21. This order was made in connection with the agreement between the Registrant and Wal-Mart dated July 14, 2006, which sets forth the terms and conditions under which the Registrant has agreed to provide, and Wal-Mart has agreed to license and/or purchase, software, hardware and support and/or professional services associated with the Wireless Asset Net.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Registrant believes that the expectations reflected in such forward-looking statements are reasonable, the Registrant can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K regarding our financial position, financial guidance, business strategy, products, markets, plans or objectives for future operations are forward-looking statements. The Registrant cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Registrant’s actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including the statements under the heading “Risk Factors” contained in the Registrant’s filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I.D. SYSTEMS, INC.

By: /s/ Ned Mavrommatis
Name: Ned Mavrommatis
Title: Chief Financial Officer

Date: August 27, 2007